Exhibit 3.1

CERTIFICATE

OF

RESTATED ARTICLES OF INCORPORATION

OF

SIERRA HEALTH SERVICES, INC.

    Pursuant to and in accordance with the provisions of Nevada Revised Statutes ("NRS") Section 78.403, the undersigned does hereby declare and certify that:

    1. He is the duly elected and acting Senior Vice President - Legal and Administration and Secretary of Sierra Health Services, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation");

    2. He has been authorized and directed to execute these restated articles of incorporation of the Corporation by resolution of the board of directors of the Corporation adopted on May 22, 2003; and

    3. This certificate correctly sets forth the text of the Corporation's articles of incorporation as amended to the date hereof, and the restated articles of incorporation of the Corporation are as follows:

    FIRST: The name of the Corporation is SIERRA HEALTH SERVICES, INC.

    SECOND: Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501.

    THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are to engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

    FOURTH: The Corporation's authorized capital consists of sixty million (60,000,000) shares of common stock having a par value of $.005 per share ("Common Stock") and one million (1,000,000) shares of preferred stock having a par value of $.01 per share ("Preferred Stock").

Special Terms of the Series A Preferred Shares

Section 1. Dividends and Distributions.

                 (a) The rate of dividends payable per share of Series A Preferred Shares on the first day of January, April, July and October in each year or such other quarterly payment date as shall be specified by the Board of Directors (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Shares, shall be (rounded to the nearest cent) equal to the greater of (i) $5.00 or (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in cash, based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $.005 par value, of the Corporation since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series A Preferred Shares. Dividends on the Series A Preferred Shares shall be paid out of the funds legally available for such purpose. In the event the Corporation shall at any time after June 14, 1994 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case. The amounts to which the holders of Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (b) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued by unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

        Section 2. Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

                 (a) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (b) In the event that dividends upon the Series A Preferred Shares shall be in arrears to an amount equal to six full quarterly dividends thereon, the holders of such Series A Preferred Shares shall become entitled to the extent hereinafter provided to vote noncumulatively at all elections of directors of the Corporation, and to receive notice of all stockholders' meetings to be held for such purpose. At such meetings, to the extent that directors are being elected, the holders of such Series A Preferred Shares voting as a class shall be entitled solely to elect a total of two members of the entire Board of Directors, irrespective of class. Notwithstanding the foregoing, if the holders of such Series A Preferred Shares have elected two members of one class of the Board of Directors, they shall not have the right to elect additional members of the Board of Directors until the term of the two Directors previously elected has expired; and all other directors of the Corporation shall be elected by the other stockholders of the Corporation entitled to vote in the election of directors. Such voting rights of the holders of such Series A Preferred shares shall continue until all accumulated and unpaid dividends thereon shall have been paid or funds sufficient therefor set aside, whereupon all such voting rights of the holders of shares of such series shall cease, subject to being again revived from time to time upon the reoccurrence of the conditions above described as giving rise thereto.

        At any time when such right to elect directors separately as a class shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the then outstanding total number of shares of all of the Series A Preferred shares having the right to elect directors in such circumstances shall, call a special meeting of the holders of such Series A Preferred Shares for the election of such directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request, and, in either case, at the place and upon the notice provided by law and in the By-laws of the Corporation; provided, that the Corporation shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. Upon the mailing of the notice of such special meeting to the holders of such Series A Preferred Shares, or, if no such meeting be held, then upon the mailing of the notice of the next annual or special meeting of the stockholders for the election of directors, the number of directors of the Corporation shall, ipso facto, be increased to the extent, but only to the extent, necessary to provide sufficient vacancies to enable the holders of such Series A Preferred Shares to elect the two directors herein above provided for, and all such vacancies shall be filled only by vote of the holders of such Series A Preferred Shares as hereinabove provided. Whenever the number of directors of the Corporation shall have been increased, the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the By-laws and without the vote of the holders of Series A Preferred Shares, provided that no such action shall impair the right of the holders of Series A Preferred Shares to elect and to be represented by two directors as herein provided.

        So long as the holders of Series A Preferred Shares are entitled hereunder to voting rights, any vacancy in the Board of Directors caused by the death or resignation of any directors elected by the holders of Series A Preferred Shares, shall, until the next meeting of the stockholders for the election of directors, in each case be filled by the remaining director elected by the holders of Series A Preferred Shares having the right to elect directors in such circumstances.

        Upon termination of the voting rights of the holders of any series of Series A Preferred Shares the terms of office of all persons who shall have been elected directors of the Corporation by vote of the holders of Series A Preferred Shares or by a director elected by such holders shall forthwith terminate.

                 (c) Except as otherwise provided herein, in the Articles of Incorporation of the Corporation or by law, the holders of Series A Preferred Shares and the holders of Common Stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        Section 3. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

        Section 4. Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive the greater of (a) $56.00 per share, plus accrued dividends to the date of distribution, whether or not earned or declared or, (b) an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to the holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) or combine the outstanding shares of Common Stock into smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 5. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 6. No Redemption. The Series A Preferred Shares shall not be redeemable.

        Section 7. Ranking. The Series A Preferred Shares shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Section 8. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

     FIFTH: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the Corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

     SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the Corporation.

     SEVENTH: The Corporation is to have perpetual existence.

     EIGHTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the Corporation.

        To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

        By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.

        When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the Corporation.

     NINTH: Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

     TENTH: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH: At all elections of directors of the Corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

     TWELFTH. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision shall not eliminate or limit the liability of a director or officer for:

        (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law; or

        (ii) in the case of directors, the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

        If the Nevada Revised Statutes are hereafter amended to authorize the further elimination of limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

        Any repeal or modification of the foregoing provisions of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the corporation existing prior to the date when such repeal or modification becomes effective.

* * * * *

        IN WITNESS WHEREOF, the undersigned has caused this Certificate of Restatement of the Articles of Incorporation of Sierra Health Services, Inc. to be executed in his above referenced capacities as of the 29th day of August, 2003.

                _________________________
                Frank E. Collins